Redfin Reports First Quarter 2025 Financial Results

SEATTLE - May 6, 2025 - Redfin Corporation (NASDAQ: RDFN) today announced results for its first quarter ended March 31, 2025.

First Quarter 2025
First quarter revenue was $221.0 million, a decrease of 2% compared to the first quarter of 2024. Gross profit was $70.6 million, flat year-over-year. Real estate services gross profit was $19.9 million, a decrease of 2% year-over-year, and real estate services gross margin was 16%, compared to 15% in the first quarter of 2024.

Net loss was $92.5 million, compared to a net loss of $66.8 million in the first quarter of 2024. Net loss per share attributable to common stock, diluted, was $0.73, compared to net loss per share, diluted, of $0.57 in the first quarter of 2024.

Adjusted EBITDA loss was $32.0 million, down from an adjusted EBITDA loss of $27.6 million in the first quarter of 2024.

"Redfin profits were at the high end of the guidance we gave investors in our last earnings call," said Redfin CEO Glenn Kelman. "The number of Redfin lead agents increased 32% year on year, and loyalty sales increased 40% year on year, thanks to our new plan to pay agents entirely on commission. And since the March 10th announcement of Redfin's agreement to be bought by Rocket, many Redfin employees, from agents to engineers, have been over the moon about Rocket's vision of a home-ownership platform. We can't wait to join Rocket and build the future of homeownership."

First Quarter Highlights
•First quarter market share was 0.75% of U.S. existing home sales by units, compared to 0.77% in the first quarter of 2024.
•Redfin’s mobile apps and website reached approximately 46 million monthly average visitors, compared to 49 million the first quarter of 2024.
•Achieved the best quarter on record for mortgage cross-selling with a 29% attach rate, up from 28% in the first quarter of 2024.1
•Increased momentum in loyalty sales, with 40% of sales coming from loyalty customers in the first quarter, compared to 35% in the first quarter of 2024.
•Welcomed more than 360 new Redfin agents as we continue to build upon the success of Redfin Next. We had an average of 2,190 lead agents in the first quarter, up 32% compared to the first quarter of 2024. We’ve continued to see net additions with 2,265 lead agents at the end of March 2025.
•Announced a partnership with Zillow to become Redfin’s exclusive provider of multifamily rental listings across our network of sites. The partnership gives Redfin visitors access to one of the fastest-growing databases of rental listings and is expected to drive long-term profits for our rentals business.

•Launched dark mode on iOS, making Redfin one of the first major real estate search apps to provide users with a more comfortable and customizable search experience.

(1) Attach rate reflects total closed loans for Redfin buy-side customers divided by Redfin buy-side transactions with a mortgage (excluding cash transactions) for the period. We previously reported only the inclusive attach rate (includes cash transactions in the denominator), which was 23% in Q1 2025, compared to 22% in Q1 2024.

Transaction with Rocket Companies
Due to Redfin's pending acquisition by Rocket Companies, which was announced on March 10, 2025, Redfin will not be hosting a webcast or conference call to discuss results. Furthermore, Redfin will not be providing financial guidance for the second quarter of 2025 in light of the pending transaction. For further detail and discussion of our financial performance, please refer to our quarterly report on Form 10-Q for the quarter ended March 31, 2025, filed today with the SEC.

Non-GAAP Financial Measure
To supplement our consolidated financial statements that are prepared and presented in accordance with GAAP, we also compute and present adjusted EBITDA, which is a non-GAAP financial measure. We believe adjusted EBITDA is useful for investors because it enhances period-to-period comparability of our financial statements on a consistent basis and provides investors with useful insight into the underlying trends of the business. The presentation of this financial measure is not intended to be considered in isolation or as a substitute of, or superior to, our financial information prepared and presented in accordance with GAAP. Our calculation of adjusted EBITDA may be different from adjusted EBITDA or similar non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. Our adjusted EBITDA for the three months ended March 31, 2025 and 2024 is presented below, along with a reconciliation of adjusted EBITDA to net loss.

Forward-Looking Statements
This communication contains statements herein regarding the proposed transaction between Rocket Companies, Inc. (“Rocket”) and Redfin Corporation (“Redfin”); future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Agreement and Plan of Merger (the "Merger Agreement") entered into by Rocket and Redfin on March 9, 2025; the issuance of common stock of Rocket contemplated by the Merger Agreement; the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would" and, in each case, their negative or other various or comparable terminology. Such forward-looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect Rocket's and Redfin's businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approval by Redfin's stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed transaction; (iii) the effect of the announcement, pendency or completion of the proposed transaction on each of Rocket's or Redfin's ability to attract, motivate, retain and hire key personnel and maintain relationships with lead agents, partner agents and others with whom Rocket or Redfin does business, or on Rocket's or Redfin's operating results and business generally; (iv) that the proposed transaction may divert management's attention from each of Rocket's and Redfin's ongoing business operations; (v) the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of stockholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay; (vi) that Rocket or Redfin may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require payment of a termination fee; (viii) the risk that restrictions during the pendency of the proposed transaction may impact Rocket's or Redfin's ability to pursue certain business opportunities or strategic transactions; (ix) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (x) the impact of legislative, regulatory, economic, competitive and technological changes; (xi) risks relating to the value of Rocket securities to be issued in the proposed transaction; (xii) the risk that integration of the Rocket and Redfin businesses post-closing may not occur as anticipated or the combined company may not be able to achieve the growth prospects expected from the transaction; and (xiii) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Rocket and Redfin.

These risks, as well as other risks related to the proposed transaction, are described in a registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”), which became effective on May 5, 2025 and a prospectus of Rocket and a proxy of Redfin included therein (the “Proxy Statement/ Prospectus”) in connection with the proposed transaction. While the list of factors presented here and the list of factors presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company's filings with the SEC, including each company's most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC's website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Information for Investors and Stockholders
In connection with the proposed transaction, Rocket filed with the SEC the Registration Statement on Form S-4, containing the Proxy Statement/Prospectus. After the Registration Statement has been declared effective by the SEC, the Proxy Statement/Prospectus will be delivered to stockholders of Redfin. Investors and security holders of Rocket and Redfin are urged to read the Registration Statement and any other relevant documents filed with the SEC, including the Proxy Statement/Prospectus that forms a part of the Registration Statement, because they contain important information about Rocket, Redfin, the proposed transaction and related matters. Investors and security holders of Rocket and Redfin may obtain copies of the Registration Statement and the Proxy Statement/Prospectus, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Rocket and Redfin, without charge, at the SEC's website (http://www.sec.gov). Copies of the documents filed with the SEC by Rocket are available free of charge under the SEC Filings heading of the Investor Relations section of Rocket's website at ir.rocketcompanies.com. Copies of the documents filed with the SEC by Redfin are available free of charge under the Financials & Filings heading of the Investor Relations section of Redfin's website investors.redfin.com.

Participants in the Solicitation

Rocket and Redfin and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Redfin's stockholders in respect of the transaction under the rules of the SEC. Information regarding Rocket's directors and executive officers is available in Rocket's Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Form 10-K/A Amendment No. 1 (the "Rocket 10-K/A") filed with the SEC on April 28, 2025, and other documents subsequently filed by Rocket with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Rocket's securities by Rocket's directors or executive officers from the amounts described in the Rocket 10-K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Rocket 10-K/A and are available at the SEC's website at www.sec.gov. Information regarding Redfin's directors and executive officers is available in Redfin's Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Form 10-K/A Amendment No. 1 (the "Redfin 10-K/A") filed with the SEC on April 25, 2025, and other documents subsequently filed by Redfin with the SEC, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Redfin's securities by Redfin's directors or executive officers from the amounts described in the Redfin 10-K/A have been reflected in Statements of Change in ownership on Form 4 filed with the SEC subsequent to the filing date of the Redfin 10-K/A and are available at the SEC's website at www.sec.gov. Additional information regarding the interests of such participants is included in the Registration Statement containing the Proxy Statement/Prospectus and other relevant materials filed with the SEC.

No Offer or Solicitation
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, and title insurance services. We run the country's #1 real estate brokerage site. Our customers can save thousands in fees while working with a top agent. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Our rentals business empowers millions nationwide to find apartments and houses for rent. Since launching in 2006, we've saved customers more than $1.8 billion in commissions. We serve approximately 100 markets across the U.S. and Canada and employ over 4,000 people.

Redfin-F

Contacts

Investor Relations
Meg Nunnally
ir@redfin.com

Press
Alina Ptaszynski
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$183,538	$124,743
Restricted cash	128	229
Accounts receivable, net of allowances for credit losses of $5,531 and $4,571	39,731	48,730
Loans held for sale	172,744	152,426
Prepaid expenses	31,229	26,853
Other current assets	31,354	22,457
Total current assets	458,724	375,438
Property and equipment, net	38,220	41,302
Right-of-use assets, net	22,536	23,713
Mortgage servicing rights, at fair value	2,614	2,736
Goodwill	461,349	461,349
Intangible assets, net	46,660	99,543
Contract asset, noncurrent	38,180	—
Other assets, noncurrent	7,896	8,376
Total assets	$1,076,179	$1,012,457
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$20,113	$16,847
Accrued and other liabilities	118,726	82,709
Warehouse credit facilities	170,212	146,629
Convertible senior notes, net	73,593	73,516
Lease liabilities	12,749	12,862
Total current liabilities	395,393	332,563
Lease liabilities, noncurrent	18,487	19,855
Convertible senior notes, net, noncurrent	499,181	498,691
Term loan	243,003	243,344
Deferred revenue, noncurrent	77,321	—
Deferred tax liabilities	780	672
Total liabilities	1,234,165	1,095,125
Stockholders’ deficit
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 128,022,988 and 126,389,290 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	128	126
Additional paid-in capital	922,728	905,506
Accumulated other comprehensive loss	(189)	(166)
Accumulated deficit	(1,080,653)	(988,134)
Total stockholders’ deficit	(157,986)	(82,668)
Total liabilities and stockholders’ deficit	$1,076,179	$1,012,457

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$221,027	$225,479
Cost of revenue(1)	150,393	154,667
Gross profit	70,634	70,812
Operating expenses
Technology and development(1)	39,486	46,429
Marketing(1)	39,265	24,878
General and administrative(1)	56,467	67,873
Restructuring and reorganization	20,930	889
Total operating expenses	156,148	140,069
Loss from operations	(85,514)	(69,257)
Interest income	1,119	1,832
Interest expense	(7,784)	(4,874)
Income tax (expense) benefit	(255)	172
Gain on extinguishment of convertible senior notes	—	5,686
Other expense, net	(85)	(333)
Net loss	$(92,519)	$(66,774)

Dividends on convertible preferred stock	$—	$(233)

Net loss attributable to common stock—basic and diluted	$(92,519)	$(67,007)
Net loss per share attributable to common stock—basic and diluted	$(0.73)	$(0.57)
Weighted-average shares to compute net loss per share attributable to common stock—basic and diluted	127,168,402	118,364,267

Net loss	$(92,519)	$(66,774)
Other comprehensive income
Foreign currency translation adjustments	(23)	(3)
Unrealized gain on available-for-sale debt securities	—	40
Comprehensive loss	$(92,542)	$(66,737)

(1) Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$2,607	$2,739
Technology and development	7,342	8,239
Marketing	904	1,431
General and administrative	4,509	5,000
Total	$15,362	$17,409

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net loss	$(92,519)	$(66,774)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,309	14,398
Stock-based compensation	15,362	17,409
Contract asset amortization	1,323	—
Amortization of debt discount and issuance costs	851	709
Non-cash lease expense	2,615	3,154
Net gain on IRLCs, forward sales commitments, and loans held for sale	(3,042)	(4,124)
Change in fair value of mortgage servicing rights, net	116	(365)
Gain on extinguishment of convertible senior notes	—	(5,686)
Other	4,600	263
Change in assets and liabilities:
Accounts receivable, net	8,999	(3,245)
Prepaid expenses and other assets	(1,620)	(4,718)
Accounts payable	3,263	5,432
Accrued and other liabilities and deferred tax liabilities	14,537	8,155
Deferred revenue	97,321	—
Lease liabilities	(3,384)	(4,089)
Origination of mortgage servicing rights	(44)	(61)
Proceeds from sale of mortgage servicing rights	50	269
Origination of loans held for sale	(774,556)	(828,421)
Proceeds from sale of loans originated as held for sale	755,697	821,714
Net cash provided by (used in) operating activities	37,878	(45,980)
Investing activities
Purchases of property and equipment	(3,234)	(3,558)
Sales of investments	—	39,225
Maturities of investments	—	6,395
Net cash (used in) provided by investing activities	(3,234)	42,062
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	1,835	94
Tax payments related to net share settlements on restricted stock units	(721)	(529)
Borrowings from warehouse credit facilities	783,547	827,186
Repayments to warehouse credit facilities	(759,963)	(822,562)
Principal payments under finance lease obligations	—	(27)
Repurchases of convertible senior notes	—	(42,525)
Repayment of term loan principal	(625)	(313)
Net cash provided by (used in) financing activities	24,073	(38,676)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(23)	(3)
Net change in cash, cash equivalents, and restricted cash	58,694	(42,597)
Cash, cash equivalents, and restricted cash:
Beginning of period	124,972	151,000
End of period	$183,666	$108,403

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Monthly average visitors (in thousands)	45,659	42,680	49,413	51,619	48,803	43,861	51,309	52,308
Real estate services transactions
Brokerage	9,866	11,441	13,324	14,178	10,039	10,152	13,075	13,716
Partner	2,389	2,922	3,440	3,395	2,691	3,186	4,351	3,952
Total	12,255	14,363	16,764	17,573	12,730	13,338	17,426	17,668
Real estate services revenue per transaction
Brokerage	$12,084	$12,249	$12,363	$12,545	$12,433	$12,248	$12,704	$12,376
Partner	2,955	3,027	3,025	2,859	2,367	2,684	2,677	2,756
Aggregate	10,304	10,373	10,447	10,674	10,305	9,963	10,200	10,224
U.S. market share by units	0.75%	0.72%	0.76%	0.77%	0.77%	0.72%	0.78%	0.75%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	55%	56%	56%	56%	55%	55%	56%	55%
Average number of lead agents	2,190	1,927	1,757	1,719	1,658	1,692	1,744	1,792
Mortgage originations by dollars (in millions)	$887	$1,035	$1,214	$1,338	$969	$885	$1,110	$1,282
Mortgage originations by units	2,111	2,434	2,900	3,192	2,365	2,293	2,786	3,131

Redfin Corporation and Subsidiaries
Supplemental Financial Information
(unaudited, in thousands)

	Three Months Ended March 31, 2025
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Revenue	$126,278	$52,288	$29,318	$8,637	$4,506	$—	$221,027
Cost of revenue	106,423	12,964	23,912	6,994	100	—	150,393
Gross profit	19,855	39,324	5,406	1,643	4,406	—	70,634
Operating expenses
Technology and development	25,489	10,992	689	108	784	1,424	39,486
Marketing	28,358	10,243	644	18	2	—	39,265
General and administrative	17,731	14,603	6,364	703	947	16,119	56,467
Restructuring and reorganization	—	—	—	—	—	20,930	20,930
Total operating expenses	71,578	35,838	7,697	829	1,733	38,473	156,148
(Loss) income from operations	(51,723)	3,486	(2,291)	814	2,673	(38,473)	(85,514)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	50	102	5	160	59	(7,381)	(7,005)
Net (loss) income	$(51,673)	$3,588	$(2,286)	$974	$2,732	$(45,854)	$(92,519)

	Three Months Ended March 31, 2025
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total

	(in thousands)

Net (loss) income	$(51,673)	$3,588	$(2,286)	$974	$2,732	$(45,854)	$(92,519)
Interest income(1)	(50)	(102)	(2,353)	(160)	(59)	(747)	(3,471)
Interest expense(2)	—	—	1,972	—	—	7,782	9,754
Income tax expense	—	—	—	—	—	255	255
Depreciation and amortization	3,079	5,377	864	19	91	201	9,631
Stock-based compensation(3)	9,041	2,738	387	277	319	2,600	15,362
Transaction-related costs(4)	—	—	—		—	8,100	8,100
Restructuring and reorganization(5)	—	—	—	—	—	20,930	20,930
Adjusted EBITDA	$(39,603)	$11,601	$(1,416)	$1,110	$3,083	$(6,733)	$(31,958)
(1) Interest income includes $2.4 million of interest income related to originated mortgage loans for the three months ended March 31, 2025.
(2) Interest expense includes $2.0 million of interest expense related to our warehouse credit facilities for the three months ended March 31, 2025.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program.
(4) Transaction-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with any mergers, acquisitions, or other significant financing transactions.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities, impairment of property and equipment and prepaid expenses, and write-off of customer accounts receivable.

	Three Months Ended March 31, 2024
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total
Revenue	$131,180	$49,518	$33,819	$6,513	$4,449	$—	$225,479
Cost of revenue	110,914	11,457	25,904	6,166	226	—	154,667
Gross profit	20,266	38,061	7,915	347	4,223	—	70,812
Operating expenses
Technology and development	28,507	15,512	656	95	737	922	46,429
Marketing	11,177	12,788	906	7	—	—	24,878
General and administrative	19,775	22,478	6,683	827	327	17,783	67,873
Restructuring and reorganization	—	—	—	—	—	889	889
Total operating expenses	59,459	50,778	8,245	929	1,064	19,594	140,069
(Loss) income from operations	(39,193)	(12,717)	(330)	(582)	3,159	(19,594)	(69,257)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	(46)	7	3	139	105	2,275	2,483
Net (loss) income	$(39,239)	$(12,710)	$(327)	$(443)	$3,264	$(17,319)	$(66,774)

	Three Months Ended March 31, 2024
	Real estate services	Rentals	Mortgage	Title	Monetization	Corporate overhead	Total

	(in thousands)

Net (loss) income	$(39,239)	$(12,710)	$(327)	$(443)	$3,264	$(17,319)	$(66,774)
Interest income(1)	(16)	(71)	(2,034)	(139)	(105)	(1,501)	(3,866)
Interest expense(2)	—	—	2,085	—	—	4,873	6,958
Income tax expense	—	60	—	—	—	(232)	(172)
Depreciation and amortization	3,184	9,839	964	33	165	213	14,398
Stock-based compensation(3)	11,388	3,338	276	259	241	1,907	17,409
Gain on extinguishment of convertible senior notes	—	—	—	—	—	(5,686)	(5,686)
Legal contingencies(4)	—	—	—	—	—	9,250	9,250
Adjusted EBITDA	$(24,683)	$456	$964	$(290)	$3,565	$(7,606)	$(27,594)
(1) Interest income includes $2.0 million of interest income related to originated mortgage loans for the three months ended March 31, 2024.
(2) Interest expense includes $2.1 million of interest expense related to our warehouse credit facilities for the three months ended March 31, 2024.
(3) Stock-based compensation consists of expenses related to restricted stock units and our employee stock purchase program.
(4) Legal contingencies includes expenses related to significant contingent liabilities resulting from litigation or other legal proceedings.